Energy Recovery Reports Second Quarter 2019 Financial Results

San Leandro, Calif., August 1, 2019 - Energy Recovery Inc. (Nasdaq: ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the second quarter ended on June 30, 2019.

Second Quarter Summary:

•	Total revenue of $22.8 million, an increase of 10% year-over-year

•	Product gross margin of 71.5%, an increase of 580 basis points year-over-year

•	Total gross margin(1) of 75.9%, an increase of 470 basis points year-over-year

•	Net Income of $3.7 million with a diluted Earnings Per Share of $0.07 comparable year-over-year when excluding one-time tax-related benefits captured in the second quarter of 2018

Year-to-Date Summary:

•	Total revenue of $42.6 million, an increase of 23% year-over-year

•	Product gross margin of 70.5%, an increase of 310 basis points year-over-year

•	Total gross margin(1) of 75.5%, an increase of 240 basis points year-over-year

•	Net Income of $6.4 million with a diluted Earnings Per Share of $0.11, an increase of $0.03 year-over-year when excluding one-time tax-related benefits captured in the second quarter of 2018

President and CEO Chris Gannon remarked, “Our strong 2019 continued with year-over-year growth in quarterly and year-to-date revenue. In the second quarter, we continued to see unprecedented project activity against the backdrop of increasing demand for seawater reverse osmosis (SWRO) desalination. Looking ahead, global water scarcity, caused primarily by population growth, climate change, rapid industrialization, and agricultural needs, is growing and will likely drive increased SWRO desalination adoption rates. SWRO desalination is one of several means to increase fresh water availability and plays an important role as governments address the water needs for billions of people.”

Mr. Gannon added, "In our Oil & Gas business, we continue to advance our VorTeq technology as we accumulate significant runtime at our facility outside of Houston. We are primarily focused on validating VorTeq’s reliability and repeatability, as well as its interaction with other equipment on a frac site. In addition, we are preparing to support the eventual deployment of our technology, as commercialization is simply the end of one phase of VorTeq and the beginning of the next.”

Mr. Gannon concluded, “This preparation in our Oil & Gas business is representative of our broader investments across the business to prepare for the growth that we anticipate over the next several years. It is a tremendous time to be at Energy Recovery, and I believe we are making the necessary investments to position our company for success.”

Revenues
For the second quarter ended June 30, 2019, the Company generated total revenue of $22.8 million, an increase of $2.0 million, or 10%, compared to $20.8 million in the second quarter ended June 30, 2018. The $2.0 million increase in total revenue was attributable to higher Water segment revenue.

The Water segment generated total product revenue of $19.2 million for the second quarter ended June 30, 2019, an increase of $2.1 million, or 12%, compared to $17.1 million in the second quarter ended June 30, 2018. This increase was primarily due to higher Mega-Project Development (“MPD”) and Original Equipment Manufacturer (“OEM”) shipments, offset by lower Aftermarket (“AM”) shipments.

The Oil & Gas segment generated total revenue of $3.6 million for the second quarter ended June 30, 2019, approximately flat when compared to the second quarter ended June 30, 2018. An increase in license and development revenue of $0.2 million was offset by a decrease in product revenue of $0.3 million. The increase in license and development revenue was primarily due to higher costs incurred according to input measures under the new revenue standard.

Gross Margin
For the second quarter ended June 30, 2019, product gross margin was 71.5%, an increase of 580 basis points from 65.7% in the second quarter ended June 30, 2018. This increase was largely driven by favorable price and product mix, continued improvements in manufacturing efficiencies, and higher production levels in the Water segment to support increased demand. Including license and development revenue, total gross margin (1) was 75.9%, an increase of 470 basis points from 71.2% in the second quarter ended June 30, 2018.

The Water segment generated product gross margin of 71.5% for the second quarter ended June 30, 2019, an increase of 450 basis points, compared to 67.0% in the second quarter ended June 30, 2018. This increase was largely driven by favorable price and product mix, continued improvements in manufacturing efficiencies, and higher production levels in the Water segment to support increased demand.

The Oil & Gas segment generated no product gross margin in the second quarter ended June 30, 2019, compared to (15.9)% for the second quarter ended June 30, 2018. This was due to no Oil & Gas product revenue recognized in the second quarter ended June 30, 2019.

Operating Expenses
For the second quarter ended June 30, 2019, operating expenses were $13.3 million, an increase of $2.8 million, or 26%, compared to $10.5 million for the second quarter ended June 30, 2018. This increase was primarily due to increased research and development investments, as well as increases in sales incentives and administrative expenses.

The Water segment operating expenses for the second quarter ended June 30, 2019 were $3.4 million, an increase of $1.0 million, or 40%, compared to $2.4 million for the second quarter ended June 30, 2018. This increase was primarily driven by research and development investment in the Water organic growth strategy, as well as higher sales incentive expenses associated with increased Water segment sales.

The Oil & Gas segment operating expenses for the second quarter ended June 30, 2019 were $5.0 million, an increase of $0.9 million, or 24%, compared to $4.1 million for the second quarter ended June 30, 2018. This increase was primarily driven by the Company’s continued investment in Oil & Gas research and development, including testing activities, Commercial Development Center, and field operations.

The Corporate operating expenses for the second quarter ended June 30, 2019 were $4.9 million, an increase of $0.8 million, or 20%, compared to $4.1 million for the second quarter ended June 30, 2018. This increase was primarily driven by an increase in headcount and personnel-related costs.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net income of $3.7 million, or $0.07 per diluted share for the second quarter ended June 30, 2019, compared to a net income of $15.7 million, or $0.28 per diluted share for the second quarter ended June 30, 2018.  Net income for the second quarter ended June 30, 2018 includes a one-time tax benefit of $11.9 million related to simplifying the Company’s international tax structure in Ireland in light of the 2017 U.S. Tax Cuts and Jobs Act. On an adjusted basis and excluding the tax benefit, the Company reported an adjusted net income(1) of $4.0 million or $0.07 per diluted share for the second quarter ended June 30, 2018.

Cash Flow Highlights
The Company finished the second quarter ended June 30, 2019 with cash and cash equivalents of $23.3 million, restricted cash of $0.1 million and short-term and long-term investments of $73.4 million, a combined total of $96.8 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company's optimism for the long-term health of our Water business, the Company's belief that the Company will successfully commercialize the VorTeq system, and the Company’s belief that our business will continue to grow over the next several years. These forward-looking statements are based on information currently available to us and on management's beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company's ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company's business, and the risks discussed under "Risk Factors" in the Company's Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") for the year ended December 31, 2018 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total gross margin” and “Adjusted net income” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss Second Quarter 2019 Financial Results

LIVE CONFERENCE CALL: Thursday, August 1, 2019, 2:00 PM PDT / 5:00 PM EDT Listen-only, US / Canada Toll-free: +1 877-709-8150 Listen-only, Local / International Toll: +1 201-689-8354 Access code: 13691901
CONFERENCE CALL REPLAY: Expiration: Sunday, September 1, 2019 US / Canada Toll-free: +1 877-660-6853 Local / International Toll: +1 201-612-7415 Access code: 13691901

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the water, oil & gas, and chemical processing industries. Energy Recovery products annually save customers $2 billion (USD) and offset more than 11.5 million metric tons of carbon dioxide. Headquartered in the Bay Area, Energy Recovery has offices in Dubai, Houston, Madrid, and Shanghai. For more information about the Company, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

June 30, 2019		December 31, 2018

(In thousands, except share data and par value)
ASSETS
Current assets:
Cash and cash equivalents	$23,331	$21,955
Restricted cash	0	97
Short-term investments	71,854	73,338
Accounts receivable, net of allowance for doubtful accounts of $397 and $396 as of June 30, 2019 and December 31, 2018, respectively	15,197	10,212
Contract assets	1,936	4,083
Inventories, net	7,763	7,138
Income taxes receivable	0	15
Prepaid expenses and other current assets	2,247	2,810
Total current assets	122,328	119,648
Restricted cash, non-current	88	86
Long-term investments	1,507	1,269
Deferred tax assets, non-current	17,033	18,318
Property and equipment, net	17,384	14,619
Operating lease, right of use asset	11,700	12,189
Goodwill	12,790	12,790
Other intangible assets, net	327	640
Other assets, non-current	308	282
Total assets	$183,465	$179,841
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,459	$1,439
Accrued expenses and other current liabilities	5,525	8,019
Lease liabilities	983	926
Income taxes payable	32	0
Accrued warranty reserve	599	478
Contract liabilities	15,447	16,270
Total current liabilities	24,045	27,132
Lease liabilities, non-current	12,050	12,556
Contract liabilities, non-current	19,632	26,539
Other non-current liabilities	278	236
Total liabilities	56,005	66,463
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at June 30, 2019 and December 31, 2018	0	0
Common stock, $0.001 par value; 200,000,000 shares authorized; 60,359,930 shares issued and 54,903,995 shares outstanding at June 30, 2019 and 59,396,020 shares issued and 53,940,085 shares outstanding at December 31, 2018	60	59
Additional paid-in capital	165,981	158,404
Accumulated other comprehensive loss	-2	-133
Treasury stock at cost, 5,455,935 shares repurchased at June 30, 2019 and December 31, 2018	-30,486	-30,486
Accumulated deficit	-8,093	-14,466
Total stockholders’ equity	127,460	113,378
Total liabilities and stockholders’ equity	$183,465	$179,841

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands, except per share data)
Product revenue	$19,226	$17,406	$35,298	$28,464
Product cost of revenue	5,483	5,976	10,418	9,290
Product gross profit	13,743	11,430	24,880	19,174

License and development revenue	3,570	3,358	7,293	6,107

Operating expenses:
General and administrative	5,500	4,927	11,079	10,764
Sales and marketing	2,181	1,858	4,343	3,770
Research and development	5,480	3,605	9,734	7,522
Amortization of intangible assets	157	158	313	316
Total operating expenses	13,318	10,548	25,469	22,372
Income from operations	3,995	4,240	6,704	2,909

Other income (expense):
Interest income	528	373	1,051	674
Interest expense	0	-1	0	-1
Other non-operating (expense) income, net	-48	9	-72	-44
Total other income, net	480	381	979	629
Income before income taxes	4,475	4,621	7,683	3,538
Provision for (benefit from) income taxes	756	-11,122	1,310	-11,479
Net income	$3,719	$15,743	$6,373	$15,017

Earnings per share:
Basic	$ 0.07	$ 0.29	$ 0.12	$ 0.28
Diluted	$ 0.07	$ 0.28	$ 0.11	$ 0.27

Number of shares used in per share calculations:
Basic	54,681	53,747	54,400	53,747
Diluted	56,110	55,406	55,764	55,437

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2019	2018

	(In thousands)
Cash flows from operating activities:
Net income	$6,373	$15,017
Adjustments to reconcile net income to cash provided by (used in) operating activities
Stock-based compensation	3,071	3,184
Depreciation and amortization	1,952	2,040
(Accretion) amortization of premiums and discounts on investments	-30	267
Provision for warranty claims	242	135
Unrealized gain on foreign currency translation	-48	-51
Reversal of accruals related to expired warranties	-83	-84
Provision for doubtful accounts	1	328
Adjustments for excess or obsolete inventory	62	17
Deferred income taxes	1,285	-11,512
Loss on disposal of fixed assets	327	22
Other non-cash adjustments	0	2
Changes in operating assets and liabilities:
Accounts receivable, net	-4,986	833
Contract assets, costs and estimated earnings in excess of billings	2,147	186
Inventories, net	-725	-907
Prepaid and other assets	1,026	-10,477
Accounts payable	14	-1,976
Accrued expenses and other liabilities	-2,942	7,532
Income taxes	47	-577
Contract liabilities, cost in excess of billings	-7,730	-5,649
Net cash provided by (used in) operating activities	3	-1,670
Cash flows from investing activities:
Maturities of marketable securities	47,993	40,638
Purchases of marketable securities	-46,549	-43,117
Capital expenditures	-4,685	-1,536
Net cash used in investing activities	-3,241	-4,015
Cash flows from financing activities:
Net proceeds from issuance of common stock	4,581	2,390
Tax payment for employee shares withheld	-62	-76
Repayment of long-term debt	0	-5
Repurchase of common stock	0	-10,000
Net cash provided by (used in) financing activities	4,519	-7,691
Effect of exchange rate differences on cash and cash equivalents	0	22
Net change in cash, cash equivalents and restricted cash	1,281	-13,354
Cash, cash equivalents and restricted cash, beginning of year	22,138	30,626
Cash, cash equivalents and restricted cash, end of period	$23,419	$17,272

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(Unaudited)

	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	Water	Oil & Gas	Total	Water	Oil & Gas	Total

	(In thousands)
Product revenue	$19,226	$0	$19,226	$35,194	$104	$35,298
Product cost of revenue	5,483	0	5,483	10,230	188	10,418
Product gross profit (loss)	13,743	0	13,743	24,964	-84	24,880

License and development revenue	0	3,570	3,570	0	7,293	7,293

Operating expenses - segment
General and administrative	563	412	975	1,097	776	1,873
Sales and marketing	1,559	319	1,878	3,208	582	3,790
Research and development	1,103	4,305	5,408	1,908	7,668	9,576
Amortization of intangibles	157	0	157	313	0	313
Total operating expenses - segment	3,382	5,036	8,418	6,526	9,026	15,552

Operating income (loss) - segment	$10,361	$-1,466	8,895	$18,438	$-1,817	16,621

Less: Corporate operating expenses			4,900			9,917
Income from operations			3,995			6,704
Other income			480			979
Income before income taxes			$4,475			$7,683

	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
	Water	Oil & Gas	Total	Water	Oil & Gas	Total

	(In thousands)
Product revenue	$17,116	$290	$17,406	$28,164	$300	$28,464
Product cost of revenue	5,640	336	5,976	8,868	422	9,290
Product gross profit (loss)	11,476	-46	11,430	19,296	-122	19,174

License and development revenue	0	3,358	3,358	0	6,107	6,107

Operating expenses - segment:
General and administrative	666	371	1,037	971	1,022	1,993
Sales and marketing	1,363	318	1,681	2,808	662	3,470
Research and development	230	3,375	3,605	474	7,040	7,514
Amortization of intangibles	158	0	158	316	0	316
Total operating expenses - segment	2,417	4,064	6,481	4,569	8,724	13,293

Operating income (loss) - segment	$9,059	$-752	8,307	$14,727	$-2,739	11,988

Less: Corporate operating expenses			4,067			9,079
Income from operations			4,240			2,909
Other income			381			629
Income before income taxes			$4,621			$3,538

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP Adjusted Net Income or Loss is determined by adding back non-recurring operating and tax expenses/(benefits).

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(In thousands, except per share data)
Product revenue	$19,226	$17,406	$35,298	$28,464
License and development revenue	3,570	3,358	7,293	6,107
Total revenue	$22,796	$20,764	$42,591	$34,571

Product gross profit	$13,743	$11,430	$24,880	$19,174
License and development revenue	3,570	3,358	7,293	6,107
Total gross profit (non-GAAP)	$17,313	$14,788	$32,173	$25,281

Product gross margin	71.5%	65.7%	70.5%	67.4%
Total gross margin (non-GAAP)	75.9%	71.2%	75.5%	73.1%

Net income	$3,719	$15,743	$6,373	$15,017
Reversal of non-recurring expense (benefit) (non-GAAP)	0	-11,774	0	-10,763
Adjusted net income (non-GAAP)	$3,719	$3,969	$6,373	$4,254

Income per share:
Diluted	$0.07	$0.28	$0.11	$0.27
Diluted (non-GAAP)	$0.07	$0.07	$0.11	$0.08

Number of diluted shares used in per share calculations
Diluted shares	56,110	55,406	55,764	55,437